UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report   October 23, 1995
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                              JAYARK CORPORATION
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              (Exact name of registrant as specified in its charter)

     DELAWARE                0-3255               13-1863419
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 (State or other jurisdiction of incorporation)   (Commission File Number)
               (I.R.S.Employer Identification No.)

                  POST OFFICE BOX 741528, HOUSTON, TEXAS 77274
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	    (Address of principal executive offices )  (Zip Code)

                                   713-783-9184
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              (Registrant's telephone number, including area code)


 (Former name,  former address and fiscal year,  if changed since last report.)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective October 23, 1995, the Registrant engaged the accounting firm of BDO Seidman, LLP as its independent accountants to audit the consolidated financial statements of the Registrant for the fiscal year ending April 30, 1996. The Audit Committee of the Board of Directors of the Registrant has reviewed the terms of and approved the engagement of BDO Seidman, LLP.

     KPMG Peat Marwick LLP has previously served as the Registrant's independent accountants. KPMG Peat Marwick LLP did not resign or decline to stand for re-election as the Registrant's independent accountants. The Registrant's decision to change its independent accountants effective October 23, 1995 did not result from or involve any disagreement (and there has not been any disagreement) with KPMG Peat Marwick LLP as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The reports of KPMG Peat Marwick LLP on the Registrant's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

     Exhibits

     16. Letter from KPMG Peat Marwick LLP pursuant to Item 304(a)(3) of Regulation S-K. This letter was unavailable at the time of filing of this Form 8-K and will be filed by amendment.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



JAYARK CORPORATION
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Registrant


By:  /s/ David L. Koffman                         Date:      October 30, 1995
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     David L. Koffman,
     Chairman of the Board